                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      December 6, 2004 (November 30, 2004)


                            Surge Global Energy, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    000-24269
                                    ---------
                            (Commission File Number)

                                   34-1454529
                                   ----------
                     (I.R.S. Employer Identification Number)

              12220 El Camino Real, Suite 410, San Diego, CA 92130
              ----------------------------------------------------
               (Address of principal executive offices (Zip Code)

                   Registrant's telephone number: 858-704-5010

                        7090 Whipple Avenue, N.Canton, OH
                        ---------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
----------------------------------------------------

            On November 30, 2004 the Company's Board of Directors approved and
E. Jamie Schloss granted the Company an option to purchase 700,000 shares of Common Stock owned by him at a purchase price of $.65 per share through the close of business on November 30, 2006. On the same date, the Company granted Gary Vandergrift ten-year options to purchase 400,000 shares of the Company's Common Stock at an exercise price of $.65 per share, subject to his remaining a director of the Company. These options vest in 36 equal monthly installments. The Company granted Dan Schreiber, a consultant, ten year immediately vested options to purchase 700,000 shares of its Common Stock at an exercise price of $.65 per share, exercisable through the close of business on November 30, 2006.

Item 8.01 Other Events.
-----------------------

         On November 30, 2004, the Board of Directors approved a standard Form of Notice of Stock Option Grant and Stock Option Agreement, a copy of which is appended hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
---------------------------------------------

         (c)  Exhibits

         99.1 -  Form of Notice of Stock Option Grant and Stock Option Agreement



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Surge Global Energy, Inc.


Dated: December 6, 2004                 By: /s/ David Perez
                                            ------------------------------------
                                            David Perez, Chief Operating Officer